Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2015, in the Registration Statement (Form F-1) and related Prospectus of Cellectis S.A. dated March 10, 2015.

Ernst & Young et Autres

/s/ Franck Sebag

Paris La Defense, France

March 10, 2015